Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

The list below represents the entities that are subsidiaries of the registrant.

Subsidiary	Jurisdiction of Formation

Anion Quimica Industrial S.A.	Brazil

Aprochim Filtersystem GmbH	Germany

Aprochim SpA	Italy

Autotype Holdings (USA) Inc.	Illinois

Autotype Holdings, Inc.	Illinois

Autotype International Ltd.	United Kingdom

Bayport Chemical Service, Inc.	Texas

Canning Gumm, LLC	Delaware

CPS Chemical Products & Services A/S	Denmark

Dynacircuits LLC	Illinois

Echo International, Inc.	Delaware

Establishment Godel SA	France

MacDermid Actium Limited	United Kingdom

MacDermid Acumen, Inc.	Delaware

MacDermid Anion, Inc.	Delaware

MacDermid Autotype, Inc.	Delaware

MacDermid Autotype Ltd	United Kingdom

MacDermid Autotype Pte Ltd.	Singapore

MacDermid Benelux BV	Netherlands

MacDermid Brazil, Inc.	Delaware

MacDermid Canning GmbH	Germany

MacDermid Canning, ltd	United Kingdom

MacDermid Chemical Industries Argentina, Inc.	Delaware

MacDermid Chemicals, Inc.	Canada

MacDermid Continental Investments Ltd.	United Kingdom

MacDermid CZ s.r.o.	Czech Republic

MacDermid do Brazil Ltda.	Brazil

MacDermid Dutch Investments CV	Netherlands

MacDermid Espanola, S.A.	Spain

Subsidiary	Jurisdiction of Formation

MacDermid Europe Ltd.	United Kingdom

MacDermid European Capital Investments I, LLC	Delaware

MacDermid European Capital Investments II, LLC	Delaware

MacDermid European Capital Partners LLP	United Kingdom

MacDermid European Holdings BV	Netherlands

MacDermid European Holdings GmbH	Germany

MacDermid Financial B.V.	Netherlands

MacDermid France, S.A.	France

MacDermid G.B. Holdings Ltd.	United Kingdom

MacDermid GmbH	Germany

MacDermid Group, Inc.	Delaware

MacDermid Holdings B.V.	Netherlands

MacDermid Holdings, LLC	Delaware

MacDermid Holdings SAS	France

MacDermid Hong Kong Ltd.	Hong Kong

MacDermid Houston, Inc.	Delaware

MacDermid, Inc.	Connecticut

MacDermid India Pvt Ltd	India

MacDermid International Investments, LLC	Delaware

MacDermid International Partners	Delaware

MacDermid Investment Corp.	Delaware

MacDermid Italian Holdings srl	Italy

MacDermid Italiana srl	Italy

MacDermid Korea Ltd.	South Korea

MacDermid Ltd.	United Kingdom

MacDermid Luxembourg Properties S.à.r.l.	Luxembourg

MacDermid Mauritius	Mauritius

MacDermid Mexico Holdings S de RL de CV	Mexico

MacDermid Mexico SA de CV	Mexico

MacDermid Netherlands Cooperatief W.A.	Netherlands

MacDermid Offshore Fluidos do Brazil Industrial Ltda.	Brazil

Subsidiary	Jurisdiction of Formation

MacDermid Offshore Solutions, LLC	Delaware

MacDermid Operations S de RL de CV	Mexico

MacDermid Overseas Asia, Ltd.	Delaware

MacDermid Panyu Specialty Chemical Co. Ltd.	China

MacDermid Plc	United Kingdom

MacDermid Printing Solutions Acumen, Inc.	Delaware

MacDermid Printing Solutions, LLC	Delaware

MacDermid Printing Solutions Ltd.	United Kingdom

MacDermid Publication & Coating Plates, LLC	Delaware

MacDermid Scandinavia AB	Sweden

MacDermid Services Mexico SA de CV	Mexico

MacDermid Services S de RL de CV	Mexico

MacDermid Singapore Pte. Ltd.	Singapore

MacDermid South America, Incorporated	Delaware

MacDermid South Atlantic, Incorporated	Delaware

MacDermid Suisse Sarl	Switzerland

MacDermid Taiwan Holdings BV	Netherlands

MacDermid Taiwan, Ltd.	Taiwan

MacDermid Technology (Suzhou) Company Ltd.	China

MacDermid Texas, Inc.	Delaware

MacDermid Thailand	Thailand

MacDermid U.K. Ltd.	United Kingdom

MacDermid U.S. Holdings, LLC	Delaware

Marston Bentley Ltd.	United Kingdom

MIT Belgium NV	Belgium

MPS Europe SAS	France

Napp Printing Plate Distribution, Inc.	South Dakota

Napp Systems, Inc.	Iowa

Nippon MacDermid Co. Ltd	Japan

Oak Barrel Investments Ltd.	United Kingdom

Pinetree Investments Ltd.	United Kingdom

Subsidiary	Jurisdiction of Formation

PTI Produtos Technicos Impressao Ltda.	Brazil

Plates & Blankets S de RL de CV	Mexico

Revestsul Productos Quimicos Ltd.	Brazil

Rockville Venture LLC	Delaware

Semitronic SA	Spain

Sextant Azimuth Ltda.	Brazil

Sextant, Inc.	Connecticut

Specialty Polymers, Inc.	Massachusetts

Surface Treatments Ltd.	United Kingdom

Tabitha Holdings BV	Netherlands

Vernon-Rockville Venture LLC	Delaware

W. Canning Australia Pty. Ltd.	Australia

W. Canning, Inc.	Delaware

W. Canning International BV	Netherlands

W. Canning Ltd.	Texas

W. Canning USA, LLC	Delaware